Exhibit 99.1

March 31, 2006

Tofutti Press Release


Company Contact:  Steve Kass
                  Chief Financial Officer
                  (908) 272-2400
                  (908) 272-9492 (Fax)



                         TOFUTTI ANNOUNCES 2005 RESULTS

         Cranford, New Jersey -- March 31, 2006 -- TOFUTTI BRANDS INC. (AMEX
Symbol: TOF) issued its results for the fifty-two week period ended December 31, 2005 today. The Company's fiscal year is usually the fifty-two week period which ends on the last Saturday in December. The 2004 fiscal year was a fifty-three week period which ended on January 1, 2005.

         Net sales for the fifty-two weeks ended December 31, 2005 (fiscal 2005) were $18,613,000, a decrease of $575,000, or 3%, from the sales level realized for the fifty-three weeks ended January 1, 2005 (fiscal 2004).

         The decline in sales during fiscal 2005 was caused by several factors. Sales to the Company's major customers fluctuate widely from period to period and there is no way to accurately predict that their sales pattern from one year will be repeated in the corresponding period of the next fiscal year. During the third quarter and some of the fourth quarter of fiscal 2005, sales were negatively impacted due to the loss of business in Florida and the southeastern United States as a result of problems caused by the severe weather those areas experienced and attendant infrastructure and transportation problems. In addition to the weather issues, the Company experienced instances where it was temporarily out of stock of certain items when transferring its frozen dessert production to new facilities. The process of transferring to new facilities also had a negative effect on 2005 sales.


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         The Company's gross profit in fiscal 2005 decreased by $376,000, or 7%, due primarily to the decline in sales, an increase in freight costs and the write off of approximately $200,000 in obsolete inventory. The Company's gross profit percentage decreased slightly to 27% in fiscal 2005 from 28% in fiscal 2004. The gross profit percentage was adversely affected by increasing freight expenses, start-up manufacturing costs associated with our new products and new manufacturing facilities and the increased cost of allowances associated with the introduction of new products. In order to improve the gross profit percentage, the Company has initiated a series of price increases that will be completed by the end of the second quarter of 2006.

         For fiscal 2005, the Company reported a decrease in operating income to $607,000 from $1,046,000 in fiscal 2004. The Company's operating results continued to be negatively impacted by the increase in costs of goods sold, the costs of the relocation of our frozen dessert manufacturing facilities and the decline in sales.

         Net income for fiscal 2005 decreased 42% to $352,000 ($0.06 per share) compared to $607,000 ($0.11 per share) for fiscal
2004.

          "Our results in fiscal 2005 were negatively impacted in great measure by factors that were not in our control. We believe that these negative factors are now behind us and that our business plan of concentrating on our core business of non-dairy frozen desserts and soy-cheese products is succeeding," said David Mintz, the Company's Chairman and CEO. "We look forward to continuing our strong fourth quarter results into 2006 and we expect to reverse the decline in sales in our frozen dessert and food product lines and in most customer categories in 2006."


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         TOFUTTI BRANDS INC. is principally involved in the development, production and marketing of TOFUTTI brand soy-based, dairy-free frozen desserts , soy-based dairy free cheese products and other soy-based, dairy-free food products. TOFUTTI products are sold in grocery stores, supermarkets, health and convenience stores throughout the United States and in approximately twenty-five other countries.

         Some of the statements in this press release concerning the Company's future prospects are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Actual results may vary significantly based upon a number of factors including, but not limited to business conditions both domestic and international, competition, changes in product mix or distribution channels, resource constraints encountered in promoting and developing new products and other risk factors detailed in the Company's filings with the Securities and Exchange Commission, including its annual report on Form 10-KSB.


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                               TOFUTTI BRANDS INC.
                            Statements of Operations
                    (in thousands, except per share figures)

                                                       Fifty-two     Fifty-three
                                                     weeks ended     weeks ended
                                                       12/31/05       01/01/05
                                                       --------       --------

Net sales..........................................    $18,613        $19,188
Cost of sales......................................     13,633         13,832
                                                        ------         ------
Gross profit.......................................      4,980          5,356
Operating expenses.................................      4,373          4,310
                                                         -----          -----
Operating income...................................        607          1,046
Interest income....................................          9              5
                                                           ---          -----
Income before income taxes ........................        616          1,051
Income taxes.......................................        264            444
                                                          ----           ----
Net income ........................................       $352           $607
                                                          ====           ====
Weighted average number of shares outstanding:
         Basic.....................................       5,604         5,685
                                                          =====         =====
         Diluted...................................       6,185         6,263
                                                          =====         =====
Net income per share:
         Basic.....................................       $0.06         $0.11
                                                          =====         =====
         Diluted...................................       $0.06         $0.10
                                                          =====         =====




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                               TOFUTTI BRANDS INC.
                                 Balance Sheets
                    (in thousands, except per share figures)


                                                        December 31,  January 1,
                                                            2005        2005
                                                        ------------  ----------
Assets
Current assets:
  Cash and equivalents                                     $1,256       $2,199
  Accounts receivable, net of allowance for doubtful
     accounts of $291 and $219, respectively                2,643        1,614
  Inventories                                               2,045          792
  Prepaid expenses                                             51           14
  Deferred income taxes                                       577          593
                                                            -----        -----
                Total current assets                        6,572        5,212
                                                            -----        -----

Fixed assets (net of accumulated amortization of
  $14 and $10)                                                 34           38
Other assets                                                   16           16
                                                           ------       ------
                                                           $6,622       $5,266
                                                           ======       ======

Liabilities and Stockholders' Equity
Current liabilities:
  Accounts payable                                         $1,442         $270
  Accrued expenses                                            479          421
  Accrued officers' compensation                              500          500
  Income taxes payable                                        478          403
                                                            -----        -----
                  Total current liabilities                 2,899        1,594
                                                            -----        -----

Commitment and Contingencies
Stockholders' equity:
  Preferred stock - par value $.01 per share;
      authorized 100,000 shares, none issued                   --           --
  Common stock - par value $.01 per share;
      authorized 15,000,000 shares, issued and
      outstanding 5,542,267 shares at December 31,
      2005 and 5,636,867 shares at January 1, 2005            556           56
  Additional paid-in capital                                   --          162
  Retained earnings                                         3,668        3,454
                                                            -----        -----
              Total stockholders' equity                    3,723        3,672
                                                            -----        -----
              Total liabilities and stockholders' equity   $6,622       $5,266
                                                           ======       ======